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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP


     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-6477 of Globalstar Telecommunications Limited on Form S-3 of our reports dated January 26, 1996 (March 6, 1996 as to Notes 4 and 11 of Globalstar Telecommunications Limited and Globalstar, L.P., respectively), appearing in the Annual Report on Form 10-K of Globalstar Telecommunications Limited for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
San Jose, California

August 27, 1996